Exhibit 24.2

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned, a director of The GEO Group, Inc., herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them individually, as her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement (and any and all amendments thereof) related to this registration statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has set her hand hereunto, effective as of the 17th day of July 2014.

/s/ Julie Myers Wood
Julie Myers Wood